Exhibit 99.2

Alternus Clean Energy Receives Nasdaq Delisting Notice. Intends to Appeal and Regain Compliance Within Timeframes Allowed

Fort Mill, SC, September 20, 2024 – Alternus Clean Energy Inc. (“Alternus”, “The Company”, Nasdaq ALCE) received a Delisting Notice from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) informing the Company that Nasdaq has determined the Company had not regained compliance with the minimum closing bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2).

In response, Alternus plans to appeal the decision under Nasdaq rules and intends to file such appeal within the 7-day period allowed. This process should allow the Company sufficient time to complete the necessary steps to ensure continued listing on Nasdaq, which includes, subject to stockholder approval, implementing a reverse stock split of the Company’s common stock at a ratio of between 1-for-10 and 1-for-50, as to be determined by the Board of Directors. This plan is included in a Definitive Proxy Statement that was filed with the Securities and Exchange Commission on September 6, 2024 in advance of Alternus’ Annual Meeting of Stockholders on September 26, 2024. Alternus Energy Group, PLC, the Company’s majority shareholder, has already informed the Company that it will vote for the reverse split.

A reverse split does not impact the value of a company, only the number of shares outstanding.

A successful capital restructuring will ensure the Company has continued access to equity to pursue its current growth activities, particularly in distributed energy microgrids. Recent announcements have highlighted several initiatives in this area. In early August, Alternus disclosed binding terms for the creation of a joint venture with Hover Energy, LLC. An initial four orders were secured in Honolulu with Hawaii Construction and Development Consultants. The value of these Wind-Powered Microgrid™ installations is expected to be in the $3-$4 million range, depending on final configuration. The joint venture, expected to be formalized in October, has nearly 60MW of project pipeline.

Vincent Browne Chief Executive Officer of Alternus stated: “Implementing a reverse split is a necessary step to regain compliance with Nasdaq, but it’s important to understand that such action does not change the fundamental value of our company or its day-to-day operations. We will continue our ongoing activities to de-lever and improve the balance sheet and also to execute on some of the exciting growth initiatives such as our new joint venture in microgrid solutions. This new segment of the company opens exciting near term growth opportunities beyond our traditional utility-scale business. These projects provide a shorter time to revenue, and subsequent inbound cashflows for the business. With global power demands rapidly increasing, Alternus is well-positioned to meet these needs through both large-scale solar and storage projects plus innovative on-site solutions adding wind and power management. We are confident that our current activities and increasing access to capital will provide a strong foundation for long-term shareholder value. Our next step is to seek the approval of our shareholders for the reverse split, whose support is crucial. We are committed to transparent communication at all times.”

About Alternus Clean Energy:

Alternus is a transatlantic clean energy independent power producer. Headquartered in the United States, we currently develop, install, own, and operate utility scale solar parks in North America and Europe. Our highly motivated and dynamic team at Alternus have achieved rapid growth in recent years. Building on this, our goal is to reach 3GW of operating projects within five years through continued organic development activities and targeted strategic opportunities. Our vision is to become a leading provider of 24/7 clean energy delivering a sustainable future of renewable power with people and planet in harmony.

Forward-Looking Statements

Certain information contained in this release, including any information on the Company’s plans or future financial or operating performance and other statements that express the Company’s management’s expectations or estimates of future performance, constitute forward-looking statements. When used in this notice, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Such statements are based on a number of estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of the Company. The Company cautions that such forward-looking statements involve known and unknown risks and other factors that may cause the actual financial results, performance or achievements of the Company to differ materially from the Company’s estimated future results, performance or achievements expressed or implied by the forward-looking statements. These statements should not be relied upon as representing Alternus’ assessments of any date after the date of this release. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contact: Cal Collier. cec@alternusenergy.com